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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


Parent

PVF Capital Corp.



                                         STATE OR OTHER
                                         JURISDICTION OF          PERCENTAGE
SUBSIDIARIES (1)                         INCORPORATION            OWNERSHIP
----------------                         -------------            ---------

Park View Federal Savings Bank                U.S.                   100%

PVF Service Corporation                       Ohio                   100%

PVF Mortgage Corp.                            Ohio                   100%

PVF Community Development Corp.               Ohio                   100%

Mid Pines Land Co.                            Ohio                   100%

PVF Holdings Inc.                             Ohio                   100%


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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.